SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-50167	03-0483872
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2201 4th Avenue North, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 870-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 4, 2017, the Registrant issued a press release announcing its financial results for the three months ended March 31, 2017. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2017, the Registrant announced that James R. Gober, the Company’s Chairman, President and CEO, plans to retire during the first quarter of 2018. The Board of Directors has named Glen N. Godwin, age 59, Senior Vice President, Business Development and Marketing, to succeed Mr. Gober as the Company's CEO effective August 1, 2017. Upon assuming the position of CEO, Mr. Godwin will also be appointed to the Company's Board of Directors. Mr. Gober will continue to serve as the Company's Chairman until his retirement. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99    Press release dated May 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	May 4, 2017	By: /s/ Samuel J. Simon
Name: Samuel J. Simon
Title: Executive Vice President, General Counsel and Assistant Secretary